UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 2, 2005

NCI BUILDING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14315	76-0127701
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

10943 North Sam Houston Parkway West
Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

     ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     At a meeting held on June 2, 2005, the Compensation Committee of the Board of Directors (the “Board”) of NCI Building Systems, Inc. (“NCI”) recommended to the Board, and the Board approved, certain changes to NCI’s director compensation policy. Effective immediately, the Chairman of the Audit Committee will receive an additional $10,000 per annum rather than an additional $5,000. In addition, non-employee members of the Executive Committee will now receive a $750 meeting fee for each meeting of the Executive Committee rather than a $1,500 per meeting fee. The Executive Committee met 17 times during the fiscal year ended October 30, 2004.

     NCI’s director compensation policy, effective as of June 2, 2005, is now as follows:

     Directors of NCI who are employees of NCI do not receive compensation as directors. NCI pays non-employee directors (i) an annual fee of $20,500 plus expenses incurred to attend and/or participate in meetings, (ii) a board meeting fee of $3,000 for each meeting of the board of directors attended, and (iii) a committee meeting fee of $1,500 for each committee meeting attended (excluding meetings of the Executive Committee), but only if the committee meeting is held on a day on which there is no meeting scheduled for the entire board of directors. Non-employee members of the Executive Committee receive a $750 meeting fee per meeting. The Chairman of the Audit Committee receives an additional $10,000 per annum. In addition, each non-employee director receives grants of options to purchase that number of shares having a fair market value of $30,000 (if the non-employee director serves as the chairman of a committee) or $25,000 (if the non-employee director does not serve as the chairman of a committee) under NCI’s 2003 Long-Term Stock Incentive Plan on June 15 and December 15 of each year, provided that the non-employee director has served as a director for at least six months. Alternatively, directors who notify NCI in writing may elect to receive all or part of their semi-annual stock option grants in the form of a restricted stock award at a rate of one share of restricted stock to be issued for every two shares of common stock that otherwise would have been granted to them under the stock option grants. In addition, upon election to the board of directors, each new non-employee director receives an initial grant of, at his or her election, either (i) options to purchase 3,000 shares of NCI common stock or (ii) 1,500 restricted shares of NCI common stock.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCI BUILDING SYSTEMS, INC.
By:	/s/ Frances R. Powell
	Name:	Frances R. Powell
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: June 3, 2005

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